Exhibit 4.6
China Hydroelectric Corporation
An exempted company under the laws of the Cayman Islands

No.	Units
UNIT(S), EACH CONSISTING OF ONE AMERICAN DEPOSITARY SHARE AND ONE
WARRANT TO PURCHASE THREE ORDINARY SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                                              IS THE OWNER OF                                                          UNIT(S). Each unit (“Unit”) consists of one American Depositary Share (“ADS”), each representing three ordinary shares, par value $0.001 per ordinary share (“Ordinary Shares”), of China Hydroelectric Corporation, an exempted company under the laws of the Cayman Islands (the “Corporation”) and one warrant (“Warrants”). Each Warrant entitles the holder to purchase three Ordinary Shares for $15.00 (subject to adjustment). The ADS and the Warrant comprising each Unit represented by this certificate shall separate immediately upon the consummation of the sale thereof to investors. The terms of the Warrants are governed by the Warrant Agreement, dated as of                          , 2010, between the Corporation and The Bank of New York Mellon, as warrant agent (the “Warrant Agent”), and are subject to the terms and provisions contained therein, to all of which terms and conditions the holder of this certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 101 Barclay Street, New York, New York 10286, USA, and are available to any Warrant holder upon written request and without cost. This certificate is not valid unless countersigned and registered by the Registrar of the Corporation.
WITNESS the facsimile signatures of its duly authorized officers.

Dated: , 2010.	CHINA HYDROELECTRIC CORPORATION

Corporate Secretary		Chairman, Chief Executive Officer

Registrar

[REVERSE]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as if they were written out in full according to applicable law or regulation:

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with rights of survivorship and not as tenants in common

Unif Gift Min Act		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act:

(State)

Additional abbreviations may also be used though not in the above list.
China Hydroelectric Corporation
     The Corporation will furnish to each holder of Units who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.
For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated:

By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.